    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 25, 1998
                                                 Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------
                               TELCO SYSTEMS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                       94-2178777
     (State or Other Jurisdiction                           (I.R.S.Employer
     of Incorporation or Organization)                    Identification Number)

                                63 NAHATAN STREET
                          NORWOOD, MASSACHUSETTS 02062
                                 (781) 551-0300
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                                WILLIAM B. SMITH
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               TELCO SYSTEMS, INC.
                                63 NAHATAN STREET
                          NORWOOD, MASSACHUSETTS 02062
                                 (781) 551-0300
    (Name, Address, Including Zip Code, and Telephone Number, Including Area
                          Code, of Agent For Service)
                                  ------------
                                   Copies to:
                         EDWARD N. GADSBY, JR., ESQUIRE
                          ROBERT W. SWEET, JR., ESQUIRE
                             FOLEY, HOAG & ELIOT LLP
                             ONE POST OFFICE SQUARE
                           BOSTON, MASSACHUSETTS 02109
                                 (617) 832-1000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                                  ------------
                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                                 PROPOSED          PROPOSED
                                               AMOUNT             MAXIMUM           MAXIMUM
             TITLE OF SHARES                    TO BE         AGGREGATE PRICE      AGGREGATE          AMOUNT OF
            TO BE REGISTERED                 REGISTERED         PER UNIT(1)    OFFERING PRICE(1)  REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value.............  101,636 shares         $11.875        $1,206,927.50         $356.04
====================================================================================================================

(1) Estimated solely for the purpose of determining the registration fee. In accordance with Rule 457(c) under the Securities Act of 1933, the above calculation is based on the average of the high and low sale prices reported in the consolidated reporting system of the Nasdaq National Market on February 18, 1998.
                                  ------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

PROSPECTUS
----------

                               TELCO SYSTEMS, INC.

                         101,636 SHARES OF COMMON STOCK

                              --------------------

     The 101,636 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of Telco Systems, Inc. (the "Company") covered by this Prospectus are being offered by a stockholder of the Company (the "Selling Stockholder") on a delayed or continuous basis, pursuant to the exercise of registration rights. See "Selling Stockholder."

     The Company will not receive any proceeds from the offering. The Company will bear the costs relating to the registration of the Shares offered hereby (other than selling commissions).

     The Selling Stockholder named herein or any pledgees, donees, transferees or other successors in interest of such stockholder may offer the Shares, from time to time during the effectiveness of this Registration Statement, for sale through the Nasdaq National Market, in the over-the-counter market, in one or more negotiated transactions or through a combination of methods of sale, at prices and on terms then prevailing or at negotiated prices. Sales may be effected to or through broker-dealers, who may receive compensation in the form of discounts, concessions or commissions in connection therewith. See "Plan of Distribution."

     The Common Stock is traded on the Nasdaq National Market under the symbol "TELC." On February 18, 1998, the closing price for the Common Stock, as reported on the Nasdaq National Market, was $11.625 per share.

                              --------------------

             FOR A DESCRIPTION OF CERTAIN RISKS ASSOCIATED WITH THE
               COMMON STOCK OFFERED HEREBY, SEE "RISK FACTORS" ON
                            PAGES 4 THROUGH 8 HEREOF.

                              --------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     NOR HAS THE COMMISSION OR ANY STATE COMMISSION PASSED UPON THE ACCURACY
       OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                              --------------------

  ALL SECURITIES TO BE REGISTERED HEREBY ARE TO BE OFFERED BY A STOCKHOLDER OF
                                  THE COMPANY.


                THE DATE OF THIS PROSPECTUS IS FEBRUARY 25, 1998.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied, at prescribed rates, at the public reference facilities of the Commission in Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. The Company files certain documents with the Commission electronically and these documents may be inspected and copied at the Commission's Web site, located at http://www.sec.gov. The Common Stock of the Company is quoted on the Nasdaq National Market and, thus, reports, proxy statements and other information concerning the Company may also be inspected at the offices of The Nasdaq Stock Market, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

     This Prospectus constitutes a part of a registration statement on Form S-3 (the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information contained in the Registration Statement and the exhibits and schedules thereto, in accordance with the rules and regulations of the Commission. For further information concerning the Company and the Common Stock offered hereby, reference is hereby made to the Registration Statement and the exhibits and schedules filed therewith, which may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and copies of which may be obtained from the Commission at prescribed rates. Any statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such documents filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                      INFORMATION INCORPORATED BY REFERENCE

     The following documents previously filed by the Company with the Commission are hereby incorporated in this Prospectus by reference and made a part hereof:

     (a) The Company's annual report on Form 10-K for the Company's fiscal year ended August 31, 1997;

     (b) The Company's quarterly report on Form 10-Q for the Company's quarter ended November 30, 1997; and

     (c) The description of the Company's Common Stock contained in the registration statement on Form 8-A filed with the Commission on June 28, 1984 under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the respective dates of the filing of such reports and documents. Any statement or information contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     This Prospectus incorporates by reference documents that are not presented herein or delivered herewith. These documents (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference herein) are available, without charge, upon written or oral request by any person to whom this Prospectus is delivered, including any beneficial owner, to:
Telco Systems, Inc., 63 Nahatan Street, Norwood, MA 02062, Attention: Chief Financial Officer, telephone (781) 551-0300.

                           FORWARD-LOOKING STATEMENTS

     Certain statements in this Prospectus and in the documents incorporated by reference into this Prospectus constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Further, any statements contained in or incorporated into this Prospectus that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words "expect," "anticipate," "plan," "believe," "seek," "estimate," "internal," "backlog" and similar words are also intended to identify expressions that may be forward-looking statements. Such statements are not guarantees of future performance, and involve risks, uncertainties and assumptions that could cause the Company's future results to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. Many of such factors are beyond the Company's ability to control or predict. Readers are accordingly cautioned not to place undue reliance on forward-looking statements. The Company disclaims any intent or obligation to update publicly any forward-looking statements whether in response to new information, future events or otherwise. Important factors that may cause the Company's actual results to differ from such forward-looking statements include, but are not limited to, the risk factors discussed below.

                                  RISK FACTORS

     In addition to other information in this Prospectus, the following risk factors should be considered carefully in evaluating the Company and its business before purchasing shares of Common Stock offered hereby:

ORDERS AND BACKLOG

     Order delays and cancellations could have an immediate and materially adverse effect on the Company's business, financial condition, results of operations and cash flow. The Company's customers may revise scheduled delivery dates, product configuration or cancel orders. For example, during the first quarter of the Company's fiscal year ended August 30, 1998, the Company was notified by one of its major customers, MCI Communications Corporation ("MCI"), that such customer would cancel an order for Access60 products of the Company in the amount of $6.9 million.

     The Company's backlog of orders may not mitigate the effect of such delays and cancellations. The backlog may not be representative of actual sales for any succeeding period because of the timing of orders, delivery intervals, customer and product mix, the possibility of changes in delivery schedules and additions or cancellation of orders. Historically, a significant portion of the Company's sales in any quarter result from orders received in the same period. The Company's customers and distributors are typically not contractually obligated to purchase a particular quantity of the Company's products in any period.

CONCENTRATION OF CUSTOMERS

     Recent merger activity among some of the Company's large customers could have a material adverse effect on the Company's future orders as those customers reassess their strategic direction. NYNEX, the Company's largest customer, recently merged with Bell Atlantic. A material curtailment by Bell Atlantic in the rate at which NYNEX ordered products from the Company, if not offset by increased sales to other customers of the Company, would reduce the Company's revenues so that the Company could not cover its current level of operating costs, having a material adverse effect on the Company's business, financial condition, results of operations and cash flow. Although the Company believes that its products offer a competitive advantage to Bell Atlantic, there can be no assurance that Bell Atlantic will continue the historic order levels of NYNEX. Also, MCI recently agreed to be acquired by WorldCom, Inc.
("WorldCom"); both are customers of the Company. It is currently unclear what impact the acquisition will have on the Company's sales to MCI and WorldCom.

     Reductions in orders by other customers of the Company could also have a material adverse effect on the Company's business, financial condition, results of operations and cash flow. The Company is dependent for a significant amount of its sales on MCI and Walker and Associates, which represented 11% and 10%, respectively, of the Company's sales in the Company's fiscal year ended August 31, 1997 ("fiscal 1997"). In the Company's fiscal year ended August 25, 1996, Sprint Corporation ("Sprint") and Walker and Associates represented 13% and 11%, respectively, of sales and, in the Company's fiscal year ended August 27, 1995, Sprint represented 18%.

     There can be no assurance that any of the Company's customers, including its significant customers, will continue to utilize the Company's services at levels similar to previous years or at all. The loss of, or a significant curtailment of purchases by, one or more of the Company's significant customers, including a loss or curtailment due to factors outside of the Company's control, could have a material adverse effect on the Company's business, financial condition, results of operations and cash flow. In addition, delays in collection or the uncollectability of accounts receivable from any of the Company's significant customers could have a material adverse effect on the Company's liquidity and working capital position.

COMPETITION

     The Company operates in highly competitive markets and experiences intense competitive pressure that places significant pressure on the prices of the Company's products and may cause the Company's operating results to vary from those expected. Competitive pressures could cause reduced demand for the Company's products. If the Company is not successful in winning future business opportunities, it is possible that the Company will not have sufficient revenue to cover costs and expenses incurred in anticipation of these opportunities and its business, financial condition, results of operations and cash flow could be materially and adversely affected.

     There can be no assurance that the Company will be able to compete successfully with its existing competitors or with new competitors. Competition could increase if new companies enter the market or if existing competitors expand their service offerings. In addition, current and potential competitors have established or may in the future establish collaborative relationships among themselves or with third parties, including third parties with whom the Company has a relationship, to increase the visibility and utility of their products and services. Accordingly, it is possible that new competitors or alliances may emerge and rapidly acquire a significant market share. An increase in competition could result in price reductions or the loss of market share by the Company and could have a material adverse effect on the Company's business, financial condition, results of operations and cash flow.

     To remain competitive in the telecommunications industry, the Company will need to continue to invest in engineering, research and development and sales and marketing. There can be no assurance that the Company will have sufficient resources to make such investments or that the Company will be able to make the technological advances necessary to remain competitive. In addition, most of the Company's competitors have greater financial, technological and personnel resources than the Company. As a result, the Company's competitors may be able to adapt more quickly to new or emerging technologies and changes in customer requirements or may be able to devote greater resources to the promotion and sale of their products and services. If the Company is not able to remain competitive, the Company's business, financial condition, results of operations and cash flow could be materially adversely affected.

RAPID TECHNOLOGICAL CHANGE

     The introduction of new technologies by the Company's competitors could result in lower demand for the Company's products and could cause the Company's inventory on hand to become obsolete. The telecommunications industry has been changing rapidly as a result of increasing competition, technological advances and evolving industry practices and standards, and the Company expects these changes to continue. Network service providers in the telecommunications market have also been changing quickly as the result of consolidation among established providers and the rapid entrance of new providers into the market. The Company's future success will depend on the continued use of its existing products and services, market acceptance of its new products and services and the Company's ability to develop and market new offerings or adapt existing offerings to keep pace with changes in the telecommunications industry. Specifically, the acceptance of the Access60 and Access45 products and certain broadband products is critical to the Company's growth strategy.

     Due to rapid changes in the telecommunications industry, the Company intends to continue devoting substantial financial, managerial and personnel resources to product development efforts for the foreseeable future. The development of the Company's product and service offerings is based on a complex process requiring high levels of innovation and the accurate anticipation of technological and market trends. There can be no assurance that the Company will be successful in developing or marketing its existing or future product and service offerings in a timely manner, or at all, nor can there be any assurance that products or services developed by others will not render the Company's products or services non-competitive or obsolete. Moreover, the Company recently acquired substantially all of the assets of Jupiter Technology, Inc. ("Jupiter"). Some of the product lines acquired by the Company from Jupiter require further development. There can be no assurance that the Company will complete the development of and subsequently market such products in a timely manner, or at all. If the Company is unable, due to resource, technical or other constraints, to anticipate or respond adequately to changing market, customer or technological requirements, the Company's business, financial condition, results of operations and cash flow will be materially adversely affected.

DEPENDENCE ON SKILLED EMPLOYEES

     The failure of the Company to hire and retain qualified personnel could have a material adverse effect upon the Company's business, financial condition, results of operations and cash flow. The Company experiences intense competition for the recruitment and retention of highly skilled engineering, managerial, sales, marketing and product development employees. The Company believes that its future success will depend in large part on its ability to attract and retain highly qualified management, engineering, research and development, sales and operational personnel. Competition for all of these personnel is intense and there can be no assurance that the Company will be successful in attracting and retaining key personnel.

DEPENDENCE ON SUPPLIERS

     The Company is dependent on a few suppliers to provide certain custom-designed components, and any significant interruption in the supply, or degradation in the quality, of components manufactured by such suppliers could have a material adverse effect on the Company's business, financial condition, results of operations and cash flow. On-time delivery of the Company's products depends upon the availability of components manufactured by suppliers and used in the Company's products. There can be no assurance that such suppliers will continue to be able and willing to meet the Company's requirements for any such components.

     The Company has recently begun to rely on two contract manufacturers, US Assemblies, New England, Inc. ("US Assemblies") and SCI Technology, Inc. ("SCI"), to produce its products. Delivery of the Company's products by such manufacturers may be interrupted if the manufacturers encounter production, quality or financial problems. Moreover, the Company may fail to order sufficient quantities of its products from the manufacturers to satisfy orders from the Company's customers. Such interruptions or failures could have a material adverse effect on the Company's business, financial condition, results of operations and cash flow.

FLUCTUATIONS IN OPERATING RESULTS

     The Company has experienced fluctuations in its quarterly operating results and anticipates that such fluctuations will continue and could intensify. The Company's quarterly operating results may vary significantly depending on a number of factors, including the announcement of technological innovations or new products by the Company, its competitors and other third parties, the timing of the introduction or acceptance of new products and services offered by the Company or its competitors, changes in the mix of products and services provided by the Company, market conditions in the telecommunications industry, the nature and timing of changes in the Company's customers or their use of the Company's products and services, consolidation among participants and other changes in the telecommunications industry, changes in the customer markets served by the Company, changes in regulations affecting the telecommunications industry, changes in the Company's operating expenses, changes in personnel and changes in general economic conditions. Such factors may cause the market price of the Common Stock to vary significantly. In addition, the stock market in general has experienced substantial price and volume fluctuations, which have particularly affected the market prices of may technology companies and which have often been unrelated to the operating performance of such companies. These broad market fluctuations may adversely affect the market price of the Common Stock.

     The Company's financial results in any particular fiscal period are not necessarily indicative of results for future periods. Historically, the Company has generated a disproportionate amount of its operating revenues toward the end of each quarter, making precise prediction of revenues and earnings particularly difficult and resulting in risk of variance of actual results from those forecast at any time. In addition, announcements by the Company or its competitors of new products, services or technologies could cause customers to defer or cancel purchases of the Company's products and services, and any such deferral or cancellation could also have a material adverse effect on the Company's business, financial condition, results of operations and cash flow. Revenue shortfalls can cause significant variations in operating results from quarter to quarter and could have a material adverse effect on the Company's business, financial condition, results of operations and cash flow.

     Due to all of the foregoing factors, it is possible that in some future quarter the Company's results of operations will be below prior results or the expectations of market analysts and investors. In such an event, the price of the Common Stock would likely be materially adversely affected.

ENTRY INTO INTERNATIONAL MARKETS

     The Company may seek opportunities to expand its offerings in international markets. Between fiscal 1996 and fiscal 1997, the Company's international sales increased from 4% of its total revenue to 7%. The Company believes that such expansion is important to the Company's ability to continue to grow and to market its products and services.

     Increased sales by the Company outside the United States could have a material adverse effect on the Company's business, financial condition, results of operations and cash flow. In marketing its products and services internationally, the Company will face new competitors, some of whom may have established strong relationships with network service providers. There can be no assurance that the Company will be successful in marketing or distributing its services abroad or that, if the Company is successful, its international revenues will be adequate to offset the expense of establishing and maintaining international operations. The Company's conduct of business outside the United States is subject to certain risks, including longer payment cycles, unexpected changes in regulatory requirements and tariffs, difficulties in staffing and managing foreign operations, greater difficulty in the collection of accounts receivable and potentially adverse tax consequences. Also, to the extent that any of the Company's sales are denominated in foreign currencies, the Company's revenue and results of operations may also be directly affected by fluctuations in foreign currency exchange rates. Finally, in order to sell its products internationally, the Company must meet standards established by telecommunications authorities in various countries. In addition, the Company follows recommendations of the Consultative Committee on International Telegraph and Telephony. A delay in obtaining, or the failure to obtain, certification of its products in foreign countries could delay or preclude the Company's marketing and sales efforts in such countries.

REGULATORY MATTERS

     The Telecommunications Act of 1996, which in large measure deregulated the telecommunications industry, has caused, and is likely to continue to cause, significant changes in the industry, including the entrance of new competitors and the consolidation of industry participants. Those changes could in turn subject the Company to increased pricing pressures, decrease the demand for the Company's products and services, increase the Company's cost of doing business or otherwise have a material adverse effect on the Company's business, financial condition, results of operations and cash flow.

     Changes in existing laws and regulations which govern the telecommunications industry could adversely affect the Company's business. Regulations promulgated by the Federal Communications Commission affect various of the Company's products. Certain regulations currently require that products which reside on a customer's premises and interconnect the public switched network meet certain standards to prevent harm to the network. Other regulations currently limit the levels of electromagnetic radiation which may emanate from an electronic device located on a customer's premises. Changes in these regulations could force the Company to change its products, slowing or halting sales of such products.

                                   THE COMPANY

     The Company is a manufacturer of three major product lines which are designed to provide integrated access for network services: (1) broadband transmission products; (2) network access products; and (3) bandwidth optimization products.

     The Company's products are deployed at the edge of service providers' networks to provide organizations with a flexible, cost-effective means of transmitting voice, data, video and image traffic over public or private networks. These products are used in a wide variety of applications by network service providers, such as long distance carriers, Bell Operating Companies, independent and competitive local access providers, as well as government agencies, electric utilities, wireless service operators, and major corporations. Its products, which can be found most often in telephone company central offices and in private communications networks, perform functions that range from basic signaling and multiplexing of DS0 (64kbps) low speed data and voice traffic to digital fiber optic transmission of high-speed, high-capacity services over SONET OC-3 (155Mbps) networks.

     In January 1983, the Company acquired the fiber optics transmission business from Raytheon Company, which evolved into the Broadband product line. Sales of broadband transmission products in fiscal year 1997 comprised approximately 54% of the Company's total revenue. In August 1984, the Company acquired TeleBit, Inc., a manufacturer of digital transmission systems based in Lombard, Illinois. Later, the products from this acquisition were merged with the Company's Voice Frequency products which together evolved into the Access product line. In fiscal 1997, sales of access products were 41% of total sales. In May 1992, the Company acquired Magnalink Communications Corporation, a developer and manufacturer of high speed data compression and bandwidth optimization products, which evolved into the Bandwidth Optimization product line. In fiscal 1997, bandwidth optimization products represented 5% of sales. In January 1998, the Company acquired substantially all of the assets of Jupiter Technology, Inc. ("Jupiter"). Jupiter was a developer of Frame Relay and ATM access technologies, and the Company expects that the assets it acquired from Jupiter will strengthen the Company's integrated access product offerings.

     The Company's executive offices are located at 63 Nahatan Street, Norwood, Massachusetts 02062, and its telephone number is (781) 551-0300. The Company was incorporated in California in 1972 and reincorporated in Delaware in 1986.

                                 USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of Common Stock offered hereunder by the Selling Stockholder.

                              SELLING STOCKHOLDER

     The Shares are being offered for sale from time to time during the period of effectiveness of the Registration Statement for the account of the Selling Stockholder set forth below or any of its pledgees, donees, transferees or other successors in interest. The Selling Stockholder acquired the Shares being offered hereunder pursuant to an Asset Purchase Agreement dated as of January 26, 1998 (the "Purchase Agreement") by and among the Company, the Selling Stockholder and certain other parties.

     The Company has filed with the Commission a Registration Statement on Form S-3, of which this prospectus forms a part, with respect to the resale of the Shares from time to time on the Nasdaq Stock

Market or in privately-negotiated transactions. The Company has agreed to use its best efforts to keep such Registration Statement effective until the first anniversary of the closing of the Purchase Agreement (such anniversary shall occur on January 26, 1999) or, if earlier, until the distribution contemplated by this Prospectus has been completed.

     Based on the information supplied by the Selling Stockholder to the Company, the Company believes that neither it nor any of its predecessors or affiliates have had any material relationship with the Selling Stockholder during the last three years. The following table sets forth, as of February 18, 1998, certain information regarding the beneficial ownership of the Common Stock by the Selling Stockholder:


                                        SHARES BENEFICIALLY                     SHARES TO BE BENEFICIALLY
                                      OWNED PRIOR TO OFFERING    NUMBER OF         OWNED AFTER OFFERING
                                      -----------------------  SHARES BEING     -------------------------
NAME                                  NUMBER       PERCENT(1)    OFFERED(2)     NUMBER(3)      PERCENT(1)
----------------                      ------       ----------  ------------     ---------      ----------

Tempus Technology, Inc.(4)(5)...     101,636            *        101,636           0               *

------------------

*    Less than 1%.

(1) Represents the percentage beneficially owned relative to the aggregate of 10,987,547 shares of Common Stock outstanding as of February 18, 1998.
(2) This Registration Statement shall also cover any additional shares of Common Stock that become issuable in connection with the shares registered for sale hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the Company's outstanding shares of Common Stock.
(3)  Assumes all shares offered hereby are sold.
(4) When it acquired the Shares, the name of the Selling Stockholder was Jupiter Technology, Inc. The Selling Stockholder changed its name to Tempus Technology, Inc. on January 28, 1998.
(5) The Selling Stockholder has informed the Company that it does not expect to sell the Shares itself. Instead, the Selling Stockholder plans to distribute the Shares to its parent company, Jupiter Communications, Inc. ("Parent"). The Company anticipates that Parent will then transfer the Shares to a trust established for the benefit of the stockholders (the "Stockholders") of Parent, the Tempus Liquidating Trust (the "Trust"), and that the Trust will sell the Shares. The Stockholders are: Cyberfin Corp., Joseph F. Kruy, the Kruy Family Trust, Peter Kruy, Bruce Rozelle, Craig Rozelle, Alexa Rozelle, Joseph N. Kruy, Victoria Kruy, Richard Howell, Ken Osborne, Jennifer Taggart, Ken Ingham, Nicholas Cuccaro, John Zornig, Sanford Goldfless, Paul Toldalagi, Anura Guruge, Robert Caouette, Kevin McPartlin, Dorothy Elliott, Daniel Bergman, James Martel, Keith Giles, Tracy Brookings and Ben Rachman. In addition, the following persons are currently not Stockholders but hold options to purchase shares of the common stock of Parent and may become Stockholders by exercising such options: Philip Kountz, William Kwan, Jeff R. Meikle, Paul Schilling and Chin-Kue Wen.

                              PLAN OF DISTRIBUTION

     The Shares may be sold from time to time by the Selling Stockholder or by any of its pledgees, donees, transferees or other successors in interest, including, without limitation, the Trust. Such sales may be made on one or more exchanges or in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Shares may be sold by one or more of the following:
(a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such exchange; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Stockholder may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the Selling Stockholder in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any commission received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to the Prospectus.

     Upon the Company being notified by the Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of the Shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this Prospectus will be filed, if required, pursuant to Rule 424(c) under the Securities Act, disclosing (i) the name of the participating broker-dealer(s),
(ii) the number of shares involved, (iii) the price at which such shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus and (vi) other facts material to the transaction.

     The Company has agreed to pay the expenses incurred in connection with preparing and filing the Registration Statement and this Prospectus (other than selling commissions). The Company has agreed to indemnify the Selling Stockholder against certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

     The validity of the Shares will be passed upon for the Company by Foley, Hoag & Eliot LLP, Boston, Massachusetts.

                                     EXPERTS

     The consolidated financial statements of Telco Systems, Inc. appearing in Telco Systems, Inc.'s Annual Report (Form 10-K) for the year ended August 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering covered by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Stockholder. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date.




                                     101,636

                                     Shares









                               TELCO SYSTEMS, INC.





                                  Common Stock
                           (par value $.01 per share)







                              ---------------------

                                   PROSPECTUS

                              ---------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the various expenses to be paid by the Company in connection with the issuance and distribution of the securities being registered. All amounts shown are estimates except for amounts of registration and listing fees. The Company will pay all expenses in connection with the issuance and distribution of any securities sold by the Selling Stockholder (including fees and expenses of counsel for the Selling Stockholder) up to a maximum of $5,000, but will not pay for any discounts, concessions, commissions or other compensation due to any broker or dealer in connection with the sale of any of the shares offered hereby.

     Securities and Exchange Commission registration fee.........  $   356.04
                                                                   ----------
     Nasdaq Stock Market, Inc. listing fee ......................    2,032.72
                                                                   ----------
     Legal fees and expenses ....................................    7,500.00
                                                                   ----------
     Accounting fees and expenses ...............................    3,000.00
                                                                   ----------
     Printing, EDGAR formatting and mailing expenses ............    2,000.00
                                                                   ----------
     Miscellaneous ..............................................      811.24
                                                                   ==========

          Total .................................................   15,700.00
                                                                   ----------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law affords a Delaware corporation the power to indemnify its present and former directors and officers under certain conditions. Article VII of the Company's By-Laws provides that the Company shall indemnify any person made or threatened to be made a party to any action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer or employee of the Company or serves or served any other enterprise as a director, officer or employee at the request of the Company.

     Section 102(b)(7) of the Delaware General Corporation Law gives a Delaware corporation the power to adopt a charter provision eliminating or limiting the personal liability of directors to the corporation or its stockholders for breach of fiduciary duty as directors, provided that such provision may not eliminate or limit the liability of directors for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any payment of a dividend or approval of a stock purchase that is illegal under Section 174 of the Delaware Corporation Law or
(iv) any transaction from which the director derived an improper personal benefit. Article TWELFTH of the Company's Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or to any of its stockholders for monetary damages arising out of such director's breach of fiduciary duty as a director of the Company except to the extent not permitted by the General Corporation Law of the State of Delaware. A principal effect of such Article TWELFTH is to limit or eliminate the potential liability of the Company's directors for monetary damages arising from breaches of their duty of care, unless the breach involves on of the four exceptions described in
(i) through (iv) above. Article TWELFTH does not prevent stockholders from obtaining injunctive or other equitable relief against directors, nor does it shield directors from liability under federal or state securities laws.

     Section 145 of the Delaware General Corporation Law also affords a Delaware corporation the power to obtain insurance on behalf of its directors and officers against liabilities incurred by them in those capacities.

The Company has a directors' and officers' liability policy insuring its directors and officers for certain claims up to $7,000,000.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     4.1      Certificate of Incorporation of Telco Systems, Inc.

     4.2      By-Laws of Telco Systems, Inc., as amended.

     5.1      Opinion of Foley, Hoag & Eliot LLP.

     23.1     Consent of Ernst & Young LLP.

     23.2     Consent of Foley, Hoag & Eliot LLP (included in Exhibit 5.1).

     24.1     Power of Attorney (contained on the signature page).

ITEM 17.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table upon effectiveness hereof;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference to the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Norwood, state of Massachusetts, on this 25th day of February, 1998.

                                   TELCO SYSTEMS, INC.



                                   By: /s/ William B. Smith
                                       -----------------------------------------
                                       William B. Smith, President,
                                       Chief Executive Officer and Director


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints William B. Smith and William J. Stuart, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or either of them, may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of February 25, 1998.

Signature                               Title
---------                               -----

/s/ William B. Smith                    President, Chief Executive Officer
--------------------------              and Director
William B. Smith                        (Principal Executive Officer)


/s/ William J. Stuart                   Vice President and Chief Financial
--------------------------              Officer
William J. Stuart                       (Principal Financial and Accounting
                                        Officer)



/s/ Dean C. Campbell                    Director
--------------------------
Dean C. Campbell

Signature                                                     Title
---------                                                     -----


/s/Sheldon Horing                                             Director
---------------------------
Sheldon Horing


/s/ Steward Flaschen                                          Director
---------------------------
Steward Flaschen


/s/ Edward J. Fontenot                                        Director
---------------------------
Edward J. Fontenot

                                  EXHIBIT INDEX

Exhibit
  No.                     Description
-------                   -----------

4.1                       Certificate of Incorporation of Telco Systems, Inc.

4.2                       By-Laws of Telco Systems, Inc., as amended.

5.1                       Opinion of Foley, Hoag & Eliot LLP.

23.1                      Consent of Ernst & Young LLP.

23.2                      Consent of Foley, Hoag & Eliot LLP
                          (included in Exhibit 5.1).

24.1                      Power of Attorney (contained on the signature page).